UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2021
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MoneyGram International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 N. Harwood Street, 15th Floor, Dallas, Texas 75201
(Address of principal executive offices)

(214) 999-7552
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGI	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events.
As previously disclosed by MoneyGram International, Inc. (“MoneyGram”), a putative securities class action lawsuit was filed on March 1, 2021, in the United States District Court for the Central District of California against MoneyGram and certain of its executive officers. A second substantially similar putative class action was filed on March 10, 2021, in the same court. The lawsuits asserted claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and alleged that MoneyGram made material misrepresentations regarding its business relationship with Ripple Labs, Inc. (“Ripple”) and MoneyGram’s use of Ripple’s XRP cryptocurrency. The lawsuits sought unspecified damages, equitable relief, interest and costs and attorneys' fees. On April 8, 2021, by agreement of the parties, the court consolidated the two lawsuits and transferred the consolidated action to the United States District Court for the Northern District of Texas (the “Court”).
On July 30, 2021, the Court-appointed lead plaintiff filed a Notice of Voluntary Dismissal with prejudice prior to the deadline for filing a consolidated amended complaint. On August 2, 2021, the Court terminated the consolidated action described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.
Date:	August 3, 2021	By:	/s/ ROBERT L. VILLASEÑOR
		Name:	Robert L. Villaseñor
		Title:	General Counsel, Corporate Secretary and Chief Administrative Officer